Consent of Independent Auditors




The Board of Trustees and Shareholders
Aetna Growth and Income VP:





We consent to the use of our report dated January 29, 1999 incorporated by reference herein on Form N-1A relating to Aetna Growth and Income VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.






                                                     /s/ KPMG LLP
                                                         KPMG LLP




Hartford, Connecticut
April 27, 1999